UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 3, 2007
Pioneer Companies, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number 000-31230

DELAWARE	06-1215192

(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)
700 LOUISIANA, SUITE 4300, HOUSTON, TEXAS 77002
(Address of principal executive offices) (Zip Code)
Registrants telephone number, including area code: (713) 570-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events
     As previously announced, Pioneer Companies, Inc. (“Pioneer”) has entered into an Agreement and Plan of Merger dated May 20, 2007, which provides for Pioneer to merge with and into a wholly owned subsidiary of Olin Corporation (the “Merger”). Consummation of the Merger is subject to customary closing conditions, which include approval of the Merger by the holder’s of Pioneer’s common stock. A special meeting of stockholders has been called for this purpose on August 28, 2007. If the Merger is approved by Pioneer’s stockholders at the special meeting of stockholders on August 28, 2007, and all other conditions to closing are satisfied or waived, Pioneer currently anticipates that the closing of the Merger would be on or about August 31, 2007.
     Under the Indenture (the “Indenture”) dated as of March 26, 2007 between Pioneer and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which governs Pioneer’s 2.75% Convertible Senior Subordinated Notes due 2027 (the “Notes”), the consummation of the Merger will constitute a Fundamental Change (as defined in the Indenture). Accordingly, under the Indenture, Pioneer is required to provide certain notices (a “Fundamental Change Notice”) to the holders of the Notes and the Trustee prior to the date on which the Merger is expected to occur.
     On August 3, 2007, Pioneer provided a Fundamental Change Notice to the holders of the Notes and to the Trustee specifying that (i) August 31, 2007 is the anticipated effective date of the Merger, and (ii) if the Merger occurs, holders of the Notes may convert their Notes by following the process specified in the Indenture at any time beginning 15 Trading Days prior to the date announced by Pioneer as the anticipated effective date of the Merger and until and including the Designated Event Repurchase Date (as defined in the Indenture). The Designated Event Repurchase Date will be designated by Pioneer after consummation of the Merger and will be a Business Day which is not less than 20 Business Days nor more than 35 Business Days after the date of the Repurchase Notice related to the merger, which Repurchase Notice will be mailed on or before the 10th Business Day after the Merger.
Additional Information and Where to Find It
     Pioneer has filed with the SEC a definitive proxy statement and other related documents regarding the proposed transaction described in this communication. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THE OTHER RELATED DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PIONEER, THE PROPOSED TRANSACTION AND RELATED MATTERS. Such definitive proxy statement has been sent to security holders of Pioneer seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of Pioneer. Investors may obtain the proxy statement and the other related documents and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the proxy statement may be obtained free of charge by directing a request to Pioneer’s corporate office located at, 700 Louisiana Street, Suite 4300, Houston Texas, 77002, (713) 570-3200 (phone), (713) 225-6475 (fax), Attention: Gary Pittman.

     Pioneer, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Such persons may have interests in the proposed transaction, including as a result of holding options or shares of Pioneer stock. Olin Corporation may also be deemed a participant in such solicitation by virtue of its execution of the merger agreement. Information regarding Pioneer’s directors and executive officers is available in the proxy statement filed with the SEC by Pioneer on July 24, 2007. Information regarding Olin’s directors and executive officers is available in the proxy statement filed with the SEC by Olin on March 2, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement and other relevant materials filed with the SEC by Pioneer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
DATED: August 3, 2007

PIONEER COMPANIES, INC.
By:	/s/ Gary L. Pittman
Gary L. Pittman, Senior Vice President and
Chief Financial Officer